                    RESTATED AND AMENDED DIRECTOR DEFERRED
                            COMPENSATION AGREEMENT


     This Restated and Amended Director Deferred Compensation Master Agreement (the "Agreement"), effective as of the 17th day of December, 1997, amends and restates the individual Director Deferred Compensation Agreements entered into effective January 1, 1994, and formalizes the understanding by and between FIRST FEDERAL SAVINGS BANK (the "Bank"), a federally chartered mutual savings bank, and certain eligible Directors, hereinafter referred to as "Director," who shall execute a Director Deferred Compensation Joinder Agreement ("Joinder Agreement") in a form provided by the Bank.

                             W I T N E S S E T H :

     WHEREAS, the Directors serve the Bank as members of the Board; and

     WHEREAS, the Bank recognizes the valuable services heretofore performed by such Directors and wishes to encourage continued service of the Directors; and

     WHEREAS, the Bank recognizes that the Directors' services will substantially contribute to its continued growth and profits in the future; and

     WHEREAS, these Directors wish to continue to defer a certain portion of their fees to be earned in the future; and

     WHEREAS, the Directors and the Bank desire to formalize the terms and conditions upon which the Bank shall pay such deferred compensation to the Directors or their designated beneficiaries; and

     WHEREAS, the Bank and the Directors intend this Agreement to be considered an unfunded arrangement, maintained primarily to provide retirement income for such Directors, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS, the Bank has adopted this Restated and Amended Director Deferred Compensation Master Agreement which controls all issues relating to the Deferred Compensation Benefits as described herein;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to the following terms and conditions:

                                   SECTION I
                                  DEFINITIONS
                                  -----------

     When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1  "Bank" means First Federal Savings Bank and any successor thereto.

1.2 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Director's Joinder Agreement to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.

1.3 "Benefit Age" shall be the birthday on which the Director becomes eligible to receive benefits under the plan. Such birthday shall be designated in the Director's Joinder Agreement.

1.4 "Benefit Eligibility Date" shall be the date on which a Director is entitled to receive his Deferred Compensation Benefit. It shall be the first day of the month following the month in which the Director attains the Benefit Age designated in his Joinder Agreement.

1.5 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.6  "Change in Control" of the Bank shall mean:
     (1) a change of control of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (hereinafter the "Exchange Act"); or

     (2) a change in control of the Bank within the meaning of 12 C.F.R.
         (S)574.4; or

     (3) a Change in Control shall occur at such time as
         (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of securities of the Bank representing Twenty Percent (20%) or more of the Bank's outstanding securities ordinarily having the right to vote at the elections of Directors except for (i) any stock of the Bank purchased by the Holding Company in connection with the conversion of the Bank to stock form, and (ii) any stock purchased by any Employee Stock Ownership Plan and/or trust sponsored by the Bank; or
         (ii) individuals who constitute the Board of Directors on date hereof (hereinafter the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by the Bank's members (or stockholders) was approved by the Bank's Nominating Committee, which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or
         (iii) merger, consolidation, or sale of all or substantially all of the assets of the Bank occurs; or
         (iv) a proxy statement is issued soliciting proxies from member (or stockholder) of the Bank by someone other than the current management of the Bank, seeking member (or stockholder) approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

     For these purposes, the terms "stockholder(s)" and "member(s)" shall be considered one and the same.

1.7 "Children" means the Director's children, both natural and adopted, determined at the time payments are due the Children under this Agreement.

1.8 "Deferral Period" means the period of months designated in the Director's Joinder Agreement during which the Director shall defer current Board or Committee fees and/or retainer. The Deferral Period shall commence on the date designated in the Director's Joinder Agreement.

1.9 "Deferred Compensation Benefit" means the annuitized value (using the Interest Factor) of the Director's Elective Contribution Account, measured as of the Director's Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Director's Benefit Eligibility Date.

1.10 "Disability Benefit" means the monthly benefit payable to the Director following a determination, in accordance with Subsection 5.2, that he is no longer able, properly and satisfactorily, to perform his duties as a Director.

1.11 "Effective Date" of this Agreement shall be December 17, 1997.

1.12 "Elective Contribution" shall refer to any bookkeeping entry required to record a Director's voluntary monthly pre-tax deferral of Board or Committee fees and/or retainer which shall be made in accordance with the Director's Joinder Agreement.

1.13 "Elective Contribution Account" shall be represented by the bookkeeping
                                              -----------
     entries required to record a Director's Elective Contributions plus accrued interest, equal to the Interest Factor, earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Elective Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Director or any Beneficiary.

1.14 "Estate" means the estate of the Director.

1.15 "Interest Factor" means monthly compounding or discounting, as applicable, at Ten Percent (10%) per annum.

1.16 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Director's Joinder Agreement.

1.17 "Projected Deferral" means an estimate, determined upon execution of a Joinder Agreement, of the total amount of compensation to be deferred by the Director during his Deferral Period (excluding any interest accrued on such deferrals), and so designated in the Director's Joinder Agreement.

1.21 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death.

1.22 "Survivor's Benefit" means a stream of monthly installments payable to the Beneficiary throughout the Payout Period, equal to the amount designated in the Joinder Agreement, and subject to 6.1.

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST
                          ----------------------------

     The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, pursuant to the agreement which establishes such rabbi trust (the "rabbi trust agreement"). The Bank intends to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting its obligations under this Agreement. The trust assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the trust assets are paid to the Director and his Beneficiary(ies) in such manner and at such times as specified in this Agreement. Contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement.

                                  SECTION III
                             DEFERRED COMPENSATION
                             ---------------------

     Commencing on the Effective Date and continuing through the end of the Deferral Period, the Director and the Bank agree that the Director shall defer into his Elective Contribution Account up to One Hundred Percent (100%) of the monthly Board fees and/or retainer which the Director would otherwise be entitled to receive from the Bank for each month of the Deferral Period. The total deferral during the term of the Deferral Period shall not exceed the Director's Projected Deferral without Board of Director approval. The specific amount of the Director's monthly deferred compensation shall be designated in the Director's Joinder Agreement and shall apply only to compensation attributable to services not yet performed.

                                   SECTION IV
                         ADJUSTMENT OF DEFERRAL AMOUNT
                         -----------------------------

     Deferral of the specific amount of fees and/or retainer designated in the Director's Joinder Agreement shall continue in effect pursuant to the terms of this Agreement unless and until the Director amends his Joinder Agreement by filing with the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of the Joinder Agreement). If the Bank increases the amount of fees and/or retainer earned by the Director, the Director can include such additional amounts in his monthly deferral, provided approval from the Board of Directors is obtained, by filing a Notice of Adjustment of Deferral Amount. A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator at least ten (10) days prior to any January 1st during the Director's Deferral Period. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the January 1st following its filing and shall be applicable only to compensation attributable to services not yet performed by the Director.

                                   SECTION V
                               RETIREMENT BENEFIT
                               ------------------

5.1  Retirement Benefit.  Subject to Subsection 6.1 of this Agreement, the Bank
     ------------------
     agrees to pay the Director the Deferred Compensation Benefit commencing on the Director's Benefit Eligibility Date. Such payments will be made over the term of the Payout Period. In the event of the Director's death after commencement of the Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Director's Beneficiary a continuation of the monthly installments for the number of months remaining in the Payout Period.

5.2  Disability Benefit.   Notwithstanding any other provision hereof, if
     -------------------
     requested by the Director and approved by the Board of Directors, the Director shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed independent physician selected by the Bank, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as a Director because of ill health, accident, disability or general inability due to age. If the Director's service is terminated pursuant to this Subsection and Board of Director approval is obtained, the Director may elect to begin receiving the Disability Benefit in lieu of the Deferred Compensation Benefit, which is not available prior to the Director's Benefit Eligibility Date. Payment of the Disability benefit shall begin within thirty (30) days of Board of Director approval of such benefit. The amount of the monthly benefit shall be the annuitized value (using the Interest Factor) of the Director's Elective Contribution Account, measured as of the date of the disability determination and payable over the Payout Period. In the event the Director dies while receiving Disability Benefit payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 6.1(a) and the Disability Benefits provided for in this Subsection shall terminate upon the Director's death.

5.3  Removal For Cause.  In the event the Director is removed for Cause at any
     -----------------
     time prior to reaching his Benefit Age, he shall be entitled to receive the balance of his Elective Contribution Account, measured as of the date of removal. Such amount shall be paid in a lump sum within thirty (30) days of the Director's date of removal. All other benefits provided for the Director or his Beneficiary under this Agreement shall be forfeited and the Agreement shall become null and void with respect to such Director.

5.4  Termination After Change in Control.  If a Director is terminated after a
     -----------------------------------
     Change in Control, such Director shall be entitled to receive the annuitized value (using the Interest Factor) of the sum of (a) the Director's Effective Contribution Account, measured as of the Director's termination date, plus (b) the lesser of (i) three (3) additional years of deferral (without the necessity of the Director making any deferrals) or
     (ii) the amount of deferral needed to complete his Deferral Period, plus
     (c) interest accrued on such amounts from the date of termination until the Benefit Age, payable in monthly installments throughout the Payment Period and commencing on the Director's Benefit Eligibility Date.

                                   SECTION VI
                                 DEATH BENEFITS
                                 --------------

6.1  Death Benefit Prior to Commencement of Deferred Compensation Benefit.  In
     --------------------------------------------------------------------
     the event of the Director's death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay the Director's Beneficiary the Survivor's Benefit commencing within thirty (30) days of the Director's death. The amount of the Survivor's Benefit shall be determined as follows:

     (a) (1) In the event death occurs (i) while the Director is receiving the Disability Benefit provided for in Subsection 5.2, or (ii) after the Director has become eligible for such Disability Benefit payments but before such payments have commenced, the Director's Beneficiary shall be entitled to receive the Survivor's Benefit for the number of months in the Payout Period, reduced by the number of months Disability Benefit payments were made to the Director. In the event death occurs after the Director has received the Disability Benefit provided for in Subsection 5.2 for the entire Payout Period, the
                                                 ------
          Director's Beneficiary shall not be entitled to the Survivor's Benefit
                                       ---
          for any length of time. However, the lump sum payment described in paragraph two (2) of this Subsection 6.1(a) shall still be applicable to such Beneficiary.

          (2) Furthermore, if (i) the total dollar amount of Disability Benefit payments received by the Director under Subsection 5.2 is less than the total dollar amount of payments which would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit which was paid during the Director's life, and (ii) Board of Director approval is obtained, the Bank shall pay the Director's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Director's death.

     (b) In the event death occurs while the Director is (i) in the service of the Bank, (ii) deferring fees pursuant to Section III and (iii) prior
                                                                         -----
         to any reduction or discontinuance via an effective filing of a Notice of Adjustment of Deferral Amount, in the level of deferrals reflected in the Director's Joinder Agreement, for any period during the Deferral Period, the Director's Beneficiary shall be paid the greater of: (i) the Survivor's Benefit, or (ii) the annuitized value (using the Interest Factor) of the Director's Elective Contribution Account, measured as of the date of the Director's death.

     (c) In the event death occurs while the Director is (i) in the service of the Bank, (ii) deferring fees and/or retainer pursuant to Section III, and (iii) after any reduction or discontinuance, via an effective
                   -----
         filing of a Notice of Adjustment of Deferral Amount, in the level of deferrals reflected in the Director's Joinder Agreement, for any period during the Deferral Period, the Director's Beneficiary shall be paid the greater of: (i) a reduced Survivor's Benefit, such amount being determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director as of his death, and the denominator of which is equal to the total amount of Board fees which would have been deferred as of his death, if no reduction or discontinuance in the level of deferrals had occurred at any time following execution of the Joinder Agreement and during the Deferral Period, or (ii) the annuitized value (using the Interest Factor) of the Director's Elective Contribution Account, measured as of the date of the Director's death.

     (d) In the event the Director completes less than one hunded percent (100%) of his Projected Deferrals due to any voluntary or involuntary termination other than removal for Cause, the Director's Beneficiary shall be paid the greater of : (i) a reduced Survivor's Benefit, such amount being determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director and the denominator of which is equal to the Director's Projected Deferral, or
         (ii) the annuitized value (using the Interest Factor) of the Director's Elective Contribution Account, measured as of the date of termination of the Director's service.

     (e) In the event the Director completes One Hundred Percent (100%) of his Projected Deferrals of his Projected Deferral due to termination on account of a Change in Control, the Director's Beneficiary shall be paid, in addition to the amount provided in Subsection 6.1(d), a benefit in an amount equal to the annuitized value (using the Interest Factor) of the lesser of three (3) additional years of deferrals needed to complete his Deferral Period.

     (f) In the event death occurs and the Director has completed One Hundred Percent (100%) of his Projected Deferral prior to any voluntary or
                                                  -----
         involuntary termination other than removal for Cause, and provided no payments have been made pursuant to Subsection 5.2, the Director's Beneficiary shall be paid the Survivor's Benefit.

6.2  Death Benefit After Commencement of Deferred Compensation Benefit.  In the
     -----------------------------------------------------------------
     event of the Director's death after payment of his Deferred Compensation Benefit has commenced, the Beneficiary shall be entitled to receive the Survivor's Benefit for the balance of the Payout Period, as provided in the Joinder Agreement.

6.3  Additional Death Benefit - Funeral Expense.  In addition to the above-
     ------------------------------------------
     described death benefits, upon the Director's death, the Director's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars ($10,000.00). This benefit shall be provided specifically for the purpose of providing payment for funeral expenses of the Director. Such benefit shall be payable within thirty (30) days of the Director's death. The Director's Beneficiary shall not be entitled to such benefit if the Director is removed for Cause prior to death.

                                  SECTION VII
                            BENEFICIARY DESIGNATION
                            -----------------------

     The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement by completing the Beneficiary Designation portion thereof. A Director may subsequently change such designation by submitting a new written designation of primary and secondary Beneficiaries in substantially the same form attached as Exhibit A to the Joinder Agreement. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when acknowledged in writing by the Administrator.

                                  SECTION VIII
                           DIRECTOR'S RIGHT TO ASSETS
                           --------------------------

     The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION IX
                           RESTRICTIONS UPON FUNDING
                           -------------------------

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of any such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION X
                    ALIENABILITY AND ASSIGNMENT PROHIBITION
                    ---------------------------------------

     Neither the Director nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                   SECTION XI
                                 ACT PROVISIONS
                                 --------------

11.1 Named Fiduciary and Administrator.  The Bank shall be the Named Fiduciary
     ---------------------------------
     and Administrator (the "Administrator") of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 Claims Procedure and Arbitration.  In the event that benefits under this
     --------------------------------
     Agreement are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety
     (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

     If claimants desire a Restated and Amended review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the Restated and Amended claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement or the Joinder Agreement upon which the decision is based.

     If claimants continue to dispute the benefit denial based upon completed performance of this Agreement and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to Board of Arbitration for final arbitration. Such Board of Arbitration shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board of Arbitration shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                                  SECTION XII
                                 MISCELLANEOUS
                                 -------------

12.1 No Effect on Directorship Rights. Nothing contained herein will confer upon
     --------------------------------
     the Director the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with Director without regard to the existence of the

     Agreement. Pursuant to 12 C.F.R. (S) 563.39(b), the following conditions shall apply to this Agreement:

     (1) The Bank's Board of Directors may remove the Director at any time, but any removal by the Bank's Board of Directors other than removal for Cause, shall not prejudice the Director's vested right to compensation or other benefits under the contract. The Director shall be paid the balance of his Elective Contribution Account in a lump sum within thirty (30) days of his removal in the event he is removed for Cause. He shall have no right to receive additional compensation or other benefits for any period after removal for Cause.

     (2) If the Director is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Director all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (3) If the Director is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order. The Director shall be paid the balance of his Elective Contribution Account in a lump sum within thirty (30) days of his removal in the event he is removed pursuant to such order.

     (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

     (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

         (i) by the Director [of the Federal Deposit Insurance Corporation or the Resolution Trust Corporation] or his designee at the time the Federal Deposit Insurance Bank or the Resolution Trust Bank enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in (S) 13(c) of the Federal Deposit Insurance Act; or

         (ii) by the Director [of the Federal Deposit Insurance Corporation or the Resolution Trust Corporation] or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

         Any rights of the parties that have already vested (i.e., the balance of the Director's Elective Contribution Account), however, shall not be affected by such action.

12.2 State Law.  The Agreement is established under, and will be construed
     ---------
     according to, the laws of the state of Indiana.

12.3 Severability.  In the event that any of the provisions of this Agreement or
     ------------
     portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 Incapacity of Recipient.  In the event the Director is declared incompetent
     -----------------------
     and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above, if the Bank's Board of Directors, in its sole discretion, determines that the Director is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of the Director.

12.5 Unclaimed Benefit.  The Director shall keep the Bank informed of his
     -----------------
     current address and the current address of his Beneficiaries. If the location of the Director is not made known to the Bank within three (3) years after the date on which any payment of the Deferred Compensation Benefit may first be made, the Bank shall delay payment of the Director's benefit payments until the location of the Director is made known to the
     Bank: however, the Bank shall be obligated to hold such benefit payments for the Director until the expiration of three (3) years. Upon expiration of the three (3) year period, the Bank may discharge its obligation by payment to the Director's Beneficiary. If the location of the Director's Beneficiary is not made known to the Bank by the end of an additional two
     (2) month period following expiration of the three (3) year period, then the Bank may fully discharge its obligation by payment to the Director's Estate.

12.6  Limitations on Liability.  Notwithstanding any of the preceding provisions
      ------------------------
      of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with this Agreement.

12.7  Gender.  Whenever in this Agreement words are used in the masculine or
      ------
      neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8  Effect on Other Corporate Benefit Agreements.  Nothing contained in this
      --------------------------------------------
      Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.9  Suicide.  Notwithstanding anything to the contrary in this Agreement, the
      -------
      benefits otherwise provided herein shall not be payable if the Director's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of his Joinder Agreement. If the Director dies during this twenty-six (26) month period due to suicide, the balance of his Elective Contribution Account will be paid to the Director's Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Director's death is declared a suicide by competent legal authority. Credit shall be given to the Bank for payments made prior to determination of suicide.

12.10 Inurement.  This Agreement shall be binding upon and shall inure to the
      ---------
      benefit of the Bank, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

12.11 Tax Withholding.  The Bank may withhold from any benefits payable under
      ---------------
      this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

12.12 Headings.  Headings and sub-headings in this Agreement are inserted for
      --------
      reference and convenience only and shall not be deemed a part of this Agreement.

                                  SECTION XIII
                              AMENDMENT/REVOCATION
                              --------------------

     This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Director and the Bank, and such mutual consent shall be required even if the Director is no longer serving the Bank as a member of the Board.

                                  SECTION XIV
                                   EXECUTION
                                   ---------

14.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understanding between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

14.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.